UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2007

TOMOTHERAPY INCORPORATED
(Exact name of registrant as specified in its charter)
Wisconsin
(State or other jurisdiction of incorporation)

001-33452 (Commission File Number)	39-1914727 (IRS Employer Identification No.)

1240 Deming Way Madison, Wisconsin (Address of principal executive offices)	53717 (Zip Code)
(608) 824-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On December 6, 2007, the Board of Directors of TomoTherapy Incorporated adopted the TomoTherapy Deferred Compensation Plan (the “Plan”) to provide a deferred compensation vehicle to certain highly compensated employees and a select group of management employees of TomoTherapy in compliance with Section 409A of the Internal Revenue Code of 1986, as amended. Eligible employees of TomoTherapy may elect to participate in the Plan immediately for compensation received beginning in 2008.
The Plan is a nonqualified, unfunded deferred compensation and supplemental savings plan that permits participants to defer the receipt of base salary or bonus not otherwise eligible for deferral. The Plan will not provide supplemental pension credits to any participant, nor does it include any provision for matching contributions for participants. Compensation deferred under the Plan generally will be distributable in lump sum or specified installments upon separation from service with TomoTherapy as defined in the Plan. Amounts deferred under the Plan will earn interest based on an average of the quarterly prime rate in the preceding year.
The foregoing is qualified in its entirety by reference to the TomoTherapy Deferred Compensation Plan attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
          (d) Exhibits.

Number	Description

10.1	TomoTherapy Deferred Compensation Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMOTHERAPY INCORPORATED
Dated: December 10, 2007	By:	/s/ Stephen C. Hathaway
Stephen C. Hathaway
Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.1	TomoTherapy Deferred Compensation Plan.